EXHIBIT 1


                                                                 Conformed Copy



                           ORDERLY MARKETING AGREEMENT


                                  by and among


                    THE SHAREHOLDERS LISTED IN ANNEX A HERETO



                         ------------------------------

                          Dated as of November 29, 1996

                         ------------------------------

                                TABLE OF CONTENTS


                                                                         Page


Section 1.    Definitions, Inconsistent Agreements......................  2

Section 2.    Initial Secondary Offering................................  3
        2.1   Allocation of Shares of Common Stock......................  3
        2.2   Priority..................................................  4

Section 3.    Control by HSBC...........................................  4
        3.1   Determination of the Terms................................  4
        3.2   Meetings with Quintiles...................................  5

Section 4.    Shelf Registration........................................  5
        4.1   Allocation................................................  5

Section 5.    Demand Rights and Piggyback Rights........................  6
        5.1   Internal Priority Period..................................  6
        5.2   Allocation................................................  7

Section 6.    Miscellaneous.............................................  7
        6.1   Governing Law.............................................  7
        6.2   Jurisdiction..............................................  8
        6.3   Remedies..................................................  8

ANNEX A
ANNEX B

                           ORDERLY MARKETING AGREEMENT

         This Orderly Marketing Agreement (this "Agreement") is dated as of November 29, 1996, and is being entered into by and among the persons listed in Annex A hereto, each of which is sometimes referred to herein individually as a "Holder" and collectively as the "Holders." The entities listed in Annex A(1), including HSBC Private Equity Europe Limited ("HSBC"), shall be collectively referred to as the "HSBC Group", the persons listed in Annex A(2), including Barrie S. Haigh, shall be collectively referred to as the "Haigh Group" and the persons listed in Annex A(3) shall be collectively referred to as the "Management Group."

                                    RECITALS

         WHEREAS, the Board of Directors of Quintiles Transnational Corp., a North Carolina corporation ("Quintiles"), and Innovex Limited, a limited company organized under the laws of England and Wales ("Innovex"), have determined that it is in the best interests of their respective companies and shareholders to combine their businesses (the "Combination"); and

         WHEREAS, Quintiles, Innovex and the Holders have entered into a Share Exchange Agreement, dated as of October 4, 1996 (the "Exchange Agreement") by and among Quintiles, Innovex and the Shareholders of Innovex, pursuant to which Quintiles, Innovex and the Holders have agreed to exchange all of their issued and outstanding share capital of Innovex for shares of Common Stock, par value $0.01 per share, of Quintiles; and

         WHEREAS, Quintiles and the Holders have entered into a Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement"), pursuant to which the parties thereto have made certain covenants and agreements concerning, among other things, the registration of the shares of Common Stock of Quintiles under the Securities Act of 1933, as amended; and

         WHEREAS, the parties hereto wish to make certain additional covenants and agreements including, among other things, the assignment pursuant to Section 11(i) of the Registration Rights Agreement of certain rights and obligations under the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

Section 1.  Definitions; Inconsistent Agreements.

         (a) Capitalized terms used in this Agreement shall, unless otherwise specified herein, have the meanings assigned to them in the Registration Rights Agreement.

(b) For the avoidance of doubt, the parties agree that (i) they will not enter into any agreements or arrangements providing for rights that are inconsistent with the rights and obligations set forth herein, and if any such agreements or arrangements are entered into, the terms of this Agreement shall control, and
(ii) any references in the Registration Rights Agreement to the allocation of rights among the Holders on a "pro rata basis" as are inconsistent with the allocations set forth in this Agreement shall be superseded as among the parties hereto by the terms of this Agreement.

Section 2.  Initial Secondary Offering.

         2.1 Allocation of Shares of Common Stock. In connection with the offer and sale of Common Stock by the Holders in the Initial Secondary Offering, the ratio of shares of Common Stock to be offered and sold by each Holder (or classes of Holder) shall be as indicated in Annex B; provided, however, that in the event that the Maximum Number is less than 4 million but greater than 2 million and the number of shares of Common Stock to be sold by the Holders is reduced pursuant to Section 2.1(b) of the Registration Rights Agreement, the shares of Common Stock to be sold by the Holders designated as the Management Group in Annex A(3) will be 270,000 shares and the balance of such shares to be sold by the Holders shall be offered in such ratio that the shares of Common Stock to be sold by the HSBC Group constitute 83 1/3% and those sold by the Haigh Group constitute 16 2/3% of such balance of shares.

         2.2 Priority. If (a) the size of the Initial Secondary Offering contemplated by Section 2.1 of the Registration Rights Agreement is increased such that more than an aggregate of 4 million shares of Common Stock is offered and sold pursuant thereto, (b) the number of shares of Common Stock offered by Quintiles or its shareholders (other than the Holders) in the Initial Secondary Offering is reduced, or (c) additional shares of Common Stock are included pursuant to an overallotment option, the effect of which in any such case is to increase the number of shares of Common Stock to be offered by the Holders in the Initial Secondary Offering, then the additional shares of Common Stock to be sold by the Holders shall be shares of Common Stock held by the HSBC Group as may be agreed by members of the HSBC Group, to the extent of their respective shareholdings.

Section 3.  Control by HSBC.

         3.1 Determination of the Terms. To the extent that it is within the control of Holders pursuant to the Registration Rights Agreement, in connection with the Initial Secondary Offering and any other offerings during the Internal Priority Period (as defined below), the HSBC

Group shall have the right to determine the parameters of the desired offerings, including, without limitation, minimum price, maximum underwriter's commission and plan of distribution, and shall have the power to determine whether or not to consummate the offering upon the advice it receives from the managing underwriter to the offering.

         3.2 Meetings with Quintiles. A representative from the HSBC Group shall be entitled to attend meetings to be held between Quintiles and the Holders pursuant to Section 2.6(m) of the Registration Rights Agreement.

Section 4. Shelf Registration.

         4.1 Allocation. The shares of Common Stock to be sold pursuant to any Shelf Registration will be allocated as follows:

         (a) During the Internal Priority Period (as defined in Section 5.1 below), all shares will be sold by the HSBC Group.

         (b) Following the end of the Internal Priority Period, the shares available to be sold will be allocated in the following proportions: 50% to the HSBC Group on the one hand and 50% to the Haigh Group and the Management Group on the other hand; provided that if at any time following the end of the Internal Priority Period, Barrie S. Haigh shall no longer be a director, executive officer, employee or consultant of or to Quintiles, the shares available to be sold will be allocated to the Haigh Group in priority to the HSBC Group and the Management Group up to 85% of the Haigh Group's shares; provided that any shares to be sold by the HSBC Group and the Management Group shall be allocated in the following proportions: 88.2% to the HSBC Group and 11.8% to the Management Group.

         (c)(i) Notwithstanding the provisions set forth in paragraphs (a) and
(b) above, in the event that any Holders elect not to sell some or all of the shares which they would otherwise be entitled to sell pursuant to the preceding two paragraphs, the number of shares not offered and sold by any such Holder may be offered and sold by the Holders who so elect to sell. The Holders agree to hold periodic meetings with one another to discuss their respective plans for selling Registrable Securities.

         (ii) In the event that any Holder offers and sells shares allocated to them pursuant to the preceding clause (i) that exceed the shares otherwise allocated to such Holder pursuant to paragraghs (a) and (b) above, such number of shares so sold shall be available to be sold by the other Holder or Holders in subsequent periods prior to any allocation provided for in the preceding paragraphs (a) and (b).

Section 5. Demand Rights and Piggyback Rights.

         5.1 Internal Priority Period. For the duration of the Internal Priority Period (defined below), the demand rights provided to the Holders pursuant to
Section 2 of the Registration Rights Agreement may be exercised only by the HSBC Group. For purposes of this Agreement, the term "Internal Priority Period" means the period ending at the time the HSBC Group collectively shall have disposed of 75% of the shares of Common Stock collectively received by them in connection with the Combination.

         5.2 Allocation. The following provisions shall govern the allocation among Holders of the registration rights provided by the Registration Rights Agreement. Registrations made pursuant to Sections 2.3, 2.4 and 2.5 of the Registration Rights Agreement (or any other agreement or arrangement) during the Internal Priority Period shall be allocated among the Holders in proportion to the number of shares of Common Stock set forth opposite each Holder's name in Annex B. After the end of the Internal Priority Period piggyback registrations made pursuant to Sections 2.4 and 2.5 of the Registration Rights Agreement shall be allocated among the Holders such that up to 66 2/3% of the shares of Common Stock registered are shares owned by the Haigh Group and/or the Management Group and at least 33 1/3% of the shares of Common Stock so registered are shares owned by the HSBC Group.

Section 6. Miscellaneous.

         6.1 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, USA, without regard to principles of conflicts of laws.

         6.2 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United Stated District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 6.2 shall be deemed effective service of process on such party.

         6.3 Remedies. In the event of breach by any party of any of its obligations under this Agreement, each other party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the parties agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       /s/Barrie S. Haigh
                                                   Barrie S. Haigh


                                       /s/Stella D. Freeman
                                                   Stella D. Freeman

                                       TRUSTEES OF THE BARRIE S. HAIGH
                                       CHILDREN'S SETTLEMENT NO. 1


                                       By: /s/Barrie S. Haigh
                                           Name:
                                           Title:


                                       TRUSTEES OF THE BARRIE S. HAIGH
                                       CHILDREN'S SETTLEMENT NO. 2


                                       By: /s/Barrie S. Haigh
                                           Name:
                                           Title:

                                       HSBC PRIVATE EQUITY INVESTMENTS LIMITED



                                       By: /s/ C. Masterson
                                           Name:
                                           Title:


                                       LLOYDS DEVELOPMENT CAPITAL LIMITED



                                       By: /s/C. Masterson
                                           Name:
                                           Title:

                                       MSS NOMINEES LIMITED
                                       (ACCOUNT 758170)

                                       By: /s/ C. Masterson
                                           Name:
                                           Title:


                                       MSS NOMINEES LIMITED
                                       (ACCOUNT 758979)

                                       By: /s/ C. Masterson
                                           Name:
                                           Title:


                                       MSS NOMINEES LIMITED
                                       (ACCOUNT 757549)

                                       By: /s/ C. Masterson
                                           Name:
                                           Title:


                                       MSS NOMINEES LIMITED
                                       (ACCOUNT 778392)

                                       By: /s/ C. Masterson
                                           Name:
                                           Title:


                                       GENERAL ACCIDENT EXECUTOR AND TRUSTEE
                                       COMPANY LIMITED (ACCOUNT H715)

                                       By: /s/ C. Masterson
                                           Name:
                                           Title:


                                       GENERAL ACCIDENT EXECUTOR AND TRUSTEE
                                       COMPANY LIMITED (ACCOUNT H716)

                                       By: /s/ C. Masterson
                                           Name:
                                           Title:

                                       /s/Paul Knott
                                             Peter A. Forrester


                                       /s/Paul Knott
                                             Graham Wilson


                                       /s/Paul Knott
                                             David F. White


                                       /s/Paul Knott
                                             David M. Fleet


                                       /s/Paul Knott
                                             David D. Lilley


                                       /s/Paul Knott
                                             Jonathan K. Bolter


                                       /s/Paul Knott
                                             John V. Burke


                                       /s/Paul Knott
                                             David M. Stack


                                       /s/Paul Knott
                                             Nicholas J. McCooke


                                       /s/Paul Knott
                                             William I. Glynn-Williams

                                       TRUSTEES OF THE No. 1 TRUST CREATED BY
                                       PAUL KNOTT AND DATED OCTOBER 4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:


                                       TRUSTEES OF THE No. 2 TRUST CREATED BY
                                       PAUL KNOTT AND DATED OCTOBER 4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:


                                       TRUSTEES OF THE No. 1 TRUST CREATED BY
                                       NICHOLAS JOHN MCCOOKE AND DATED OCTOBER
                                       4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:


                                       TRUSTEES OF THE No. 2 TRUST CREATED BY
                                       NICHOLAS JOHN MCCOOKE AND DATED OCTOBER
                                       4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:


                                       TRUSTEES OF THE TRUST CREATED BY
                                       JONATHAN KENNETH BOLTER AND DATED
                                       OCTOBER 4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:

                                       TRUSTEES OF THE TRUST CREATED BY GRAHAM
                                       WILSON AND DATED OCTOBER 4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:


                                       TRUSTEES OF THE TRUST CREATED BY DAVID
                                       WHITE AND DATED OCTOBER 4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:


                                       TRUSTEES OF THE TRUST CREATED BY
                                       CHRISTOPHER S. MORLEY AND DATED OCTOBER
                                       4, 1996

                                       By: /s/ Paul Knott
                                           Name:
                                           Title:

                                                                        ANNEX A


                               Identity of Holders

   ============================================================================
    Name                             Address
   ----------------------------------------------------------------------------
(1) HSBC Group
   ----------------------------------------------------------------------------
    HSBC Private Equity              c/o HSBC Private Equity
    Investments Limited              Europe Ltd.
                                     Vintner's Place
                                     68 Upper Thames Street
                                     London  EC4V 3BJ
                                     England
   ----------------------------------------------------------------------------
    Lloyds Development               48 Chiswell Street
    Capital Limited                  London  EC1Y 4XX
                                     England
   ----------------------------------------------------------------------------
    MSS Nominees Limited             Midland Securities
    (Account 758170)                 Services Client Delivery
                                     Midland Bank plc
                                     Mariner House
                                     Pepys Street
                                     London  EC3N 4DA
                                     England
   ----------------------------------------------------------------------------
    MSS Nominees Limited             Midland Securities
    (Account 758979)                 Services Client Delivery
                                     Midland Bank plc
                                     Mariner House
                                     Pepys Street
                                     London  EC3N 4DA
                                     England
   ----------------------------------------------------------------------------
    MSS Nominees Limited             Midland Securities
    (Account 757549)                 Services Client Delivery
                                     Midland Bank plc
                                     Mariner House
                                     Pepys Street
                                     London  EC3N 4DA
                                     England
   ----------------------------------------------------------------------------
    MSS Nominees Limited             Midland Securities
    (Account 778392)                 Services Client Delivery
                                     Midland Bank plc
                                     Mariner House
                                     Pepys Street
                                     London  EC3N 4DA
                                     England
   ----------------------------------------------------------------------------
    General Accident Executor        Ibex House
    and Trustee Company              42/47 Minories
    Limited (Account H716)           London  EC1N 1BX
                                     England
   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------
    General Accident Executor        Ibex House
    and Trustee Company              42/47 Minories
    Limited (Account H715)           London  EC1N 1BX
                                     England
   ----------------------------------------------------------------------------
    The Venture Catalysts            c/o HSBC Private Equity
    Ltd.                             Europe Ltd.
                                     Vintner's Place
                                     68 Upper Thames Street
                                     London, EC4V 3BJ
                                     England
   ----------------------------------------------------------------------------
    [?]                              c/o HSBC Private Equity
                                     Europe Ltd.
                                     Vintner's Place
                                     68 Upper Thames Street
                                     London, EC4V 3BJ
                                     England
   ----------------------------------------------------------------------------
(2) Haigh Group
   ----------------------------------------------------------------------------
    Barrie Stevens Haigh             Chimneys
                                     Winter Hill
                                     Cookham Dean
                                     Berks  SL6 9TN
   ----------------------------------------------------------------------------
    Stella Freeman                   Chimneys
                                     Winter Hill
                                     Cookham Dean
                                     Berks  SL6 9TN
   ----------------------------------------------------------------------------
    Trustees of the Barrie           Chimneys
    Haigh Children's                 Winter Hill
    Settlement No. 1                 Cookham Dean
                                     Berks  SL6 9TN
   ----------------------------------------------------------------------------
    Trustees of the Barrie           Chimneys
    Haigh Children's                 Winter Hill
    Settlement No. 2                 Cookham Dean
                                     Berks  SL6 9TN
   ----------------------------------------------------------------------------
(3) Management Group
   ----------------------------------------------------------------------------
    Peter Alan Forrester             Dean House
                                     Cookham Dean
                                     Berkshire  SL6 9NZ
   ----------------------------------------------------------------------------
    Graham Wilson                    5 Hampshire Way
                                     Wokingham  RG41 3AX
   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------
    David Findlay White              Little Barlows
                                     Frieth
                                     Henley on Thames
                                     Oxon  RG9 6PR
   ----------------------------------------------------------------------------
    David Martin Fleet               33 Bluebell Meadows
                                     Winnersh
                                     Wokingham
                                     Berkshire
   ----------------------------------------------------------------------------
    David Dawson Lilley              The Old Barn
                                     Harpsden
                                     Henley on Thames
                                     Oxon  RG6 4JG
   ----------------------------------------------------------------------------
    Jonathan Kenneth Bolter          Hazel Cottage
                                     39 Mill Lane
                                     Yately
                                     Surrey  GU17 7TN
   ----------------------------------------------------------------------------
    John V. Burke                    Silver Copse
                                     48 Linksway
                                     Northwood
                                     Middlesex  MA6 2XB
   ----------------------------------------------------------------------------
    David Stack                      1 Robin Drive
                                     Oak Ridge
                                     NJ 07438
                                     USA
   ----------------------------------------------------------------------------
    Nicholas John McCooke            35 Stilehall Gardens
                                     Chiswick
                                     London  W4 3BS
   ----------------------------------------------------------------------------
    William J. Glynn-Williams        Fleet View
                                     The Pound
                                     Cookham Village
                                     Berkshire  SL6 9QD
   ----------------------------------------------------------------------------
    Paul Knott and Kathryn           The Gables
    Mary Knott                       Elvendon Road
                                     Goring on Thames
                                     Oxon  RG8 0DT
   ----------------------------------------------------------------------------
    Paul Knott and Kathryn           The Gables
    Mary Knott                       Elvendon Road
                                     Goring on Thames
                                     Oxon  RG8 0DT
   ----------------------------------------------------------------------------
    Nicholas J. McCooke and          35 Stilehall Gardens
    Susan McCooke                    Chiswick
                                     London  W4 3BS
   ----------------------------------------------------------------------------
    Nicholas J. McCooke and          35 Stilehall Gardens
    Susan McCooke                    Chiswick
                                     London  W4 3BS
   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------
    Jonathan K. Bolter and           Hazel Cottage
    Mrs. Sally Ann Bolter            39 Mill Lane
                                     Yately
                                     Surrey  GU17 7TN
   ----------------------------------------------------------------------------
    Graham Wilson and Mary           5 Hampshire Way
    Anne Balfour Wilson              Wokingham
                                     RG41 3AX
   ----------------------------------------------------------------------------
    David White and Irene White      Little Barlows
                                     Frieth
                                     Henley on Thames
                                     Oxon  RG9 6PR
   ----------------------------------------------------------------------------
    Christopher S. Morley and        9 Cherrytree Close
    Mrs. Elaine Morley               Hughenden Valley
                                     Buckinghamshire
                                     HP14 4LP
   ============================================================================

                                                                        ANNEX B


                     Initial Secondary Offering: Allocation

===============================================================================
                                          Number of shares of
                                          Common Stock to be offered
                                          and sold in the Initial
Name                                      Secondary Offering
-------------------------------------------------------------------------------
        HSBC Group                        2,025,000 (75%)
-------------------------------------------------------------------------------
        Haigh Group                         405,000 (15%)
-------------------------------------------------------------------------------
        Management Group                    270,000 (10%)
-------------------------------------------------------------------------------

===============================================================================